UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310 Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2018, Assembly Biosciences, Inc. (the “Company”) and Prothena Biosciences Inc. (“Sub-Sublandlord”) entered into a Sub-Sublease for the Company’s lease of approximately 46,641 square feet of office and laboratory space located at 331 Oyster Point Boulevard, South San Francisco, California (the “Premises”). The term of the Sub-Sublease begins on the date on which all necessary consents have been executed and delivered, including the consents of HCP BTC, LLC (the “Master Landlord”) and Amgen, Inc. (the “Sublandlord”). The term of the Sub-Sublease shall continue until December 15, 2023. The Company’s obligation to pay rent begins on the date on which Sub-Sublandlord first delivers a portion of the Premises to the Company, which is expected to occur on or before October 16, 2018 (the “Rent Commencement Date”). Sub-Sublandlord has agreed to use good faith efforts to submit and obtain any and all necessary permits promptly, complete any and all improvements agreed upon and deliver the complete Premises not later than November 30, 2018.

The Company is obligated to pay Sub-Sublandlord monthly base rent of the following amounts:

Months	Monthly Base Rent per Rentable Square Foot	Total Monthly Base Rent for the Complete Premises (following delivery of Premises)
Rent Commencement Date – August 31, 2019	$4.85	$226,208.85 (prorated)
September 1, 2019 – August 31, 2020	$5.02	$234,137.82
September 1, 2020 – August 31, 2021	$5.20	$242,533.20
September 1, 2021 – August 31, 2022	$5.38	$250,928.58
September 1, 2022 – August 31, 2023	$5.57	$259,790.37
September 1, 2023 – December 15, 2023	$5.76	$268,652.16 (prorated)

In addition to the Company’s monthly base rent obligations, the Company is obligated to pay Sub-Sublandlord (1) all of the operating expenses allocated to the Premises, (2) additional charges, costs, fees or expenses for which Sub-Sublandlord is separately charged under the sublease or the master lease, (3) other sums of money relating to the Premises that are or become payable by Sub-Sublandlord to Sublandlord that have accrued during the term, (4) any real property taxes and assessments related to the Premises that are separately billed to the Sublandlord or Sub-Sublandlord during the term of the Sub-Sublease, (5) any and all charges of the Master Landlord or the Sublandlord or other amounts payable to the Master Landlord or the Sublandlord under the master lease or the sublease caused by the Company’s failure to perform its obligations under the Sub-Sublease.

Pursuant to the Sub-Sublease, the Company deposited $552,986.74 as security for the Company’s performance of the terms of the Sub-Sublease.

Pursuant to the Sub-Sublease, the Company has the option to expand the Premises by approximately 33,137 square feet of office space, provided the Company gives notice to Sub-Sublandlord by December 31, 2019. Also pursuant to the Sub-Sublease, the Company has a right of first refusal regarding any future sub-sublease of any portion of the subleased premises by the Sub-Sublandlord.

The foregoing description of the Sub-Sublease is qualified in its entirety by reference to the full text of the Sub-Sublease, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending September 30, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Sub-Sublease, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2018	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer